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                                                                    Exhibit 23.1








The Board of Directors
American Real Estate Partners, L.P.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                             /s/ KPMG Peat Marwick LLP
                                             ----------------------------------
                                             KPMG Peat Marwick LLP




New York, New York
July 16, 1997